UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom

(Address of principal executive offices)

+1 (646) 654-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

The information under this Item 2.02, including Exhibit 99.1 and Exhibit 99.2 to this Current Report, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

On April 30, 2020, Nielsen Holdings plc (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2020.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01. Other Events.

On April 29, 2020, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Elliott Management Corporation (“EMC”) and certain of its affiliated funds (together with EMC, “Elliott”).  The Cooperation Agreement will remain effective until the close of business on the earlier of (i) the date of the consummation of the separation of the Company’s Global Connect business and (ii) December 31, 2020 (the “Cooperation Period”).

Pursuant to the Cooperation Agreement, the Company agreed to increase the size of its board of directors (the “Board”) and appoint Mr. Jonathan Miller to the Board, in each case as promptly as practicable following the Company’s 2020 Annual General Meeting of Shareholders scheduled for May 12, 2020.  The Company expects the appointment of Mr. Miller to be effective in June.  The Company also agreed to form a Finance Committee of the Board (the “Finance Committee”), whose responsibilities include reviewing and providing advice on the Company’s strategic, operational, capital and financial plans, including the separation of the Company’s Global Connect business, and the Company’s employee benefit and pension policies, dividend policies, share repurchases and tax strategy and planning.  The Finance Committee will be chaired by Mr. James Attwood, and will include Mr. Miller following his appointment to the Board, and three other independent directors selected by the Board.

Pursuant to the Cooperation Agreement, Elliott agreed to cause all of the ordinary shares, €0.07 nominal value per share, of the Company (“Ordinary Shares”) that Elliott or any of its affiliates has the right to vote as of the applicable record date to be voted, during the Cooperation Period, (i) in favor of each director nominated and recommended by the Board for election at the Company’s 2020 Annual General Meeting of Shareholders or, if applicable, any other meeting of shareholders of the Company, (ii) against any shareholder nominations for director that are not approved and recommended by the Board for election, (iii) against any proposals or resolutions to remove any member of the Board and (iv) in accordance with recommendations by the Board on all other proposals or business that may be the subject of shareholder action (except that Elliott and its affiliates may vote in their sole discretion on any proposal related to an Extraordinary Transaction (as defined in the Cooperation Agreement)).

Elliott also agreed to a standstill restricting certain conduct and activities during the Cooperation Period including, among other restrictions, (i) acquiring beneficial ownership of more than 9.9% of the outstanding Ordinary Shares, (ii) calling an extraordinary general meeting, nominating directors to the Board or making other shareholder proposals, or seeking to remove Board members, (iii) engaging in or becoming a participant in any proxy solicitation, (iv) proposing certain Extraordinary Transactions or changes in the Company’s capitalization or corporate structure and (v) engaging in short sales or transacting in certain derivative securities that would result in Elliott ceasing to have a net long position in the Company.

The Cooperation Agreement also includes procedures regarding any replacement for Mr. Miller during the Cooperation Period and a mutual non-disparagement provision.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, including the form of Finance Committee charter attached as an exhibit thereto, a copy of which is attached as Exhibit 99.3 and is incorporated herein by reference.

On April 29, 2020, the Company also entered into an Information Sharing Agreement (the “Information Sharing Agreement”) with EMC, pursuant to which EMC has the right during the Cooperation Period, upon EMC’s request and subject to confidentiality obligations, to receive certain information from the Company in connection with any upcoming Company earnings release or other major Company announcement.  In connection therewith, EMC also may request meetings with members of the Company’s senior executive team, the Board or the Finance Committee to present its views.

On April 30, 2020, the Company issued a press release announcing Mr. Miller’s planned appointment to the Board, the planned formation of the Finance Committee and the Company’s entry into the Cooperation Agreement and the Information Sharing Agreement.  A copy of the press release is attached as Exhibit 99.4 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits * Furnished herewith

Exhibit No.	Description

99.1	Press Release, dated April 30, 2020, issued by Nielsen Holdings plc pertaining to the financial results for the first quarter ended March 31, 2020.*

99.2	Investor Presentation, dated April 30, 2020, entitled “Nielsen: 1st Quarter 2020 Earnings”.*

99.3	Cooperation Agreement, dated as of April 29, 2020, by and among Nielsen Holdings plc, Elliott Management Corporation and the other parties set forth therein.

99.4

Press release, dated April 30, 2020, issued by Nielsen Holdings plc re: Appointment of New Director, Formation of Finance Committee of the Board of Directors and Entrance into Information Sharing and Cooperation Agreements with Elliott Management Corporation and certain of its affiliated funds.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2020

NIELSEN HOLDINGS PLC

By:	/s/ Linda Zukauckas
Name:	Linda Zukauckas
Title:	Chief Financial Officer